ASPEN INSURANCE HOLDINGS LIMITED
2016 STOCK INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS

1.	Purpose of the Plan
The purpose of the Plan is to provide ownership of the Company’s shares to non-employee members of the Board in order to improve the Company’s ability to attract and retain highly qualified individuals to serve as directors of the Company and to strengthen the commonality of interest between directors and shareholders.
The Plan replaces the Prior Plan for Awards granted on or after the Effective Date. Awards may not be granted under the Prior Plan beginning on the Effective Date, but the adoption and effectiveness of the Plan will not affect the terms or conditions of any awards granted under the Prior Plan prior to the Effective Date.

2.	Definitions
The following capitalized terms used in the Plan shall have the respective meanings set forth in this section:

(a)	“Act” means the U.S. Securities Exchange Act of 1934, as amended, or any successor thereto.

(b)
“Affiliate” means any entity directly or indirectly controlling, controlled by, or under common control with, the Company or any other entity designated by the Board in which the Company or an Affiliate has an interest.

(c)	“Award” means an Option, Restricted Share Unit or other Share-based award granted pursuant to the Plan.

(d)
“Beneficial Owner” means a “beneficial owner,” as such term is defined in Rule 13d-3 under the Act (or any successor rule thereto) (except that a Person shall be deemed to have “beneficial ownership” of all Shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time).

(e)	“Board” means the Board of Directors of the Company.

(f)	“Change in Control” means the occurrence of any of the following events:

(i)
the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any Person or Group (other than (x) any subsidiary of the Company or (y) any entity that is a holding company of the Company (other than any holding company which became a holding company in a transaction that resulted in a Change in Control) or any subsidiary of such holding company);

(ii)
any Person or Group is or becomes the Beneficial Owner, directly or indirectly, of more than 30% of the combined voting power of the voting shares of the Company (or any entity which is the Beneficial Owner of more than 50% of the combined voting power of the voting shares of the Company), including by way of merger, consolidation, tender or exchange offer or otherwise; excluding, however, the following: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by a Person or Group if immediately after such acquisition a Person or Group who is a shareholder of the Company on the Effective

Date continues to own voting power of the voting shares of the Company that is greater than the voting power owned by such acquiring Person or Group;

(iii)
the consummation of any transaction or series of transactions resulting in a merger, consolidation or amalgamation, in which the Company is involved, other than a merger, consolidation or amalgamation which would result in the shareholders of the Company immediately prior thereto continuing to own (either by remaining outstanding or by being converted into voting securities of the surviving entity), in the same proportion as immediately prior to the transaction(s), more than 50% of the combined voting power of the voting shares of the Company or such surviving entity outstanding immediately after such merger, consolidation or amalgamation; or

(iv)
a change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (such Board shall be referred to for purposes of this Section 2(f)(iv) as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, any individual who becomes a member of the Board subsequent to the Effective Date, whose election by the Board, or nomination for election by the Company’s shareholders, was approved by a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; and, provided further, however, that any such individual whose initial assumption of office occurs as the result of or in connection with either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of an entity other than the Board shall not be so considered as a member of the Incumbent Board.

For purposes of this definition of Change in Control, (i) “subsidiary” shall mean, in respect of any entity, any other entity that is, directly or indirectly, wholly owned by the first entity; and (ii) “holding company” shall mean, in respect of any entity, any other entity that, directly or indirectly, wholly owns such first entity.

(g)	“Code” means the U.S. Internal Revenue Code of 1986, as amended, or any successor thereto.

(h)	“Committee” means the Committee, as specified in Section 4, appointed by the Board.

(i)	“Company” means Aspen Insurance Holdings Limited, a Bermuda corporation, and its successors by operation of law.

(j)	“Effective Date” means April 21, 2016.

(k)
“Fair Market Value” means, on a given date, (i) if there is a public market for the Shares on such date, the closing price of the Shares as reported on such date on the principal national securities exchange on which such Shares are listed or admitted to trading, or if no sale of Shares shall have been reported on such date, then the immediately preceding date on which sales of the Shares have been so reported shall be used; and (ii) if there is not a public market for the Shares on such date, the Fair Market Value shall be the value established by the Committee in good faith and in a manner consistent with Section 409A of the Code.

(l)	“Group” means a “group,” as such term is used for purposes of Section 13(d)(3) or 14(d)(2) of the Act (or any successor section thereto).

(m)	“Option” means a share option granted pursuant to Section 6.

(n)	“Option Price” means the purchase price per Share of an Option, as determined pursuant to Section 6(a).

(o)
“Participant” means a non-employee member of the Board who is selected by the Committee to participate in the Plan. To the extent that the Committee determines it is necessary or desirable to grant an Award directly to the employer of a non-employee director pursuant to Section 12, such employer will be deemed to be the Participant.

(p)	“Person” means a “person,” as such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

(q)	“Plan” means this Aspen Insurance Holdings Limited 2016 Stock Incentive Plan for Non-Employee Directors, and all amendments thereto.

(r)	“Prior Plan” means the Aspen Insurance Holdings Limited 2006 Stock Incentive Plan for Non-Employee Directors, and all amendments thereto.

(s)	“Restricted Share Unit” means a restricted share unit granted pursuant to Section 7.

(t)
“Service” means a Participant’s service as a non-employee member of the Board. With respect to any Award subject to Section 409A of the Code (and not exempt therefrom), a Participant’s termination of Service means a Participant’s “separation from service” (as such term is defined and used in Section 409A of the Code).

(u)	“Shares” means ordinary shares, par value U.S. $0.15144558 per share, in the capital of the Company.

3.	Shares Subject to the Plan
Subject to adjustment pursuant to the provisions of Section 9(a), the total number of Shares that may be issued under the Plan is 263,695. The Shares delivered by the Company pursuant to the Plan may consist, in whole or in part, of unissued Shares or previously issued Shares. The number of Shares that may be issued under the Plan shall be reduced by (i) the gross number of Shares for which Options are exercised, regardless of whether any of the Shares underlying such Awards are not actually issued to the Participant as the result of a net settlement and (ii) any Shares that may be withheld to satisfy any tax withholding obligation with respect to any Award. Shares shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. Shares that are subject to Awards (or portions thereof) that are forfeited, are cancelled, expire, terminate or lapse without the payment of consideration may be granted again under the Plan.

4.	Administration

(a)
The Plan shall be administered by the full Board or such committee as the Board shall select consisting solely of two or more members of the Board who, during any period the Company is subject to Section 16 of the Act, are intended to qualify as “non-employee directors” within the meaning of Rule 16b-3 under the Act (or any successor rule thereto). The Board or any such committee, as the case may be, shall be referred to as the “Committee” for purposes of the Plan and any Award agreement. To the extent a Committee other than the Board administers the Plan, the members of such Committee shall be appointed, from time to time by and shall serve at the discretion of, the Board.

(b)	Subject to the provisions of the Plan, the Committee shall have the full power and authority to grant, and establish the terms and conditions of, any Award to any person eligible to be a

Participant. The Committee may amend the terms and conditions of outstanding Awards; provided, however, that no amendment that would adversely affect a Participant’s rights with respect to an Award may be made without the prior written consent of the Participant.

(c)
The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan, and may delegate such authority, as it deems appropriate. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors).

(d)
To the extent legally required, as a condition to the delivery of any Shares, cash or other securities or property pursuant to any Award or the lifting or lapse of restrictions on any Award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company relating to an Award, the Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the exercise, grant or vesting of an Award. Unless the Committee specifies otherwise, (i) the Company may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to a Participant whether or not pursuant to the Plan (including Shares otherwise deliverable), (ii) the Committee will be entitled to require that the Participant remit cash to the Company (through payroll deduction or otherwise) or (iii) the Company may enter into any other suitable arrangements to withhold, in each case in an amount not to exceed, in the opinion of the Company, the minimum statutory amounts of such taxes required by law to be withheld (or such other rate that will not result in a negative accounting impact).

(e)
Each Award granted under the Plan will be evidenced by an Award agreement (which may include an electronic writing to the extent permitted by applicable law) that will contain such provisions and conditions as the Committee deems appropriate. No Award or purported Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award agreement, which execution may be evidenced by electronic means. By accepting an Award pursuant to the Plan, a Participant thereby agrees that the Award will be subject to all of the terms and provisions of the Plan and the applicable Award agreement.

(f)
Awards will, to the extent reasonably practicable, be aggregated in order to eliminate any fractional Shares. Fractional Shares may, in the discretion of the Committee, be forfeited for no consideration or settled in cash or otherwise as the Committee may determine.

5.	Limitations

(a)	No Award may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

(b)
Except as otherwise permitted by Section 9(a), the Company may not, without obtaining shareholder approval: (i) amend the terms of outstanding Options to reduce the Option Price of such outstanding Options; (ii) cancel outstanding Options in exchange for Options with an Option Price that is less than the Option Price of the original Options; or (iii) cancel outstanding Options with an Option Price above the current share price in exchange for cash or other securities.

(c)
Notwithstanding anything to the contrary herein, the maximum number of Shares that may be subject to Awards granted to any Participant in any one calendar year shall not exceed 50,000 Shares (as adjusted pursuant to the provisions of Section 9(a)).

6.	Terms and Conditions of Options
Options granted under the Plan shall be nonqualified stock options for U.S. federal income tax purposes, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

(a)	Option Price. The Option Price per Share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of the Shares on the date an Option is granted.

(b)
Exercisability. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted, except as may be provided pursuant to Section 18(c).

(c)
Exercise of Options. Except as otherwise provided in the Plan or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of this Section 6, the exercise date of an Option shall be the date a notice of exercise is received by the Company, together with payment (or, to the extent permitted by applicable law, provision for payment) of the full purchase price in accordance with this Section 6(c). The Option Price for the Shares as to which an Option is exercised shall be paid to the Company, as designated by the Committee, pursuant to one or more of the following methods: (i) in cash or its equivalent (e.g., by check); (ii) in Shares having a Fair Market Value as of the exercise date equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; (iii) partly in cash and partly in such Shares; (iv) if there is a public market for the Shares at such time, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased; (v) by such other means as the Committee may prescribe.

(d)
Attestation. Wherever in the Plan or any Award agreement evidencing an Option, a Participant is permitted to pay the Option Price or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option Price as satisfied without further payment and/or shall withhold such number of Shares from the Shares acquired by the exercise of the Option, as appropriate.

7.	Terms and Conditions of Restricted Share Units

(a)
Generally. Subject to the provisions of the Plan, the Committee shall determine the number of Restricted Share Units to be granted to a Participant, the duration of the period during which, and the conditions, if any, under which, the Restricted Share Units may be forfeited to the Company, and the other terms and conditions of such Awards. An Award of Restricted

Share Units shall consist of a grant of units, each of which represents the right of the Participant to receive one Share, subject to the terms and conditions established by the Committee in connection with the Award and set forth in the applicable Award agreement. Upon satisfaction of the conditions to vesting and payment specified in the applicable Award agreement, Restricted Share Units will be payable in Shares or, if the Committee so determines, in cash, equal to the Fair Market Value of the Shares subject to such Restricted Share Units.

(b)
Dividend Equivalents. Dividend equivalents paid on any Restricted Share Units may be paid directly to the Participant, withheld by the Company subject to vesting of the Restricted Share Units pursuant to the terms of the applicable Award agreement, or may be reinvested in additional Restricted Share Units, as determined by the Committee in its sole discretion.

8.	Other Share-Based Awards
The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based upon or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plan. The terms and conditions applicable to such Awards shall be determined by the Committee and evidenced by Award agreements, which agreements need not be identical.

9.	Adjustments Upon Certain Events
Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

(a)
Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, reclassification or exchange of Shares or other corporate exchange, or any distribution to shareholders of Shares, other than regular cash dividends, or any change in the corporate structure similar to the foregoing, the Committee shall make such substitutions or adjustments as it deems to be equitable, in its sole discretion, and necessary to preserve the benefits or potential benefits intended to be made available under the Plan as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the maximum number of Shares for which Awards may be granted pursuant to Section 5, (iii) the Option Price of any outstanding Option, and (iv) any other affected terms of any outstanding Awards; provided that no such adjustment shall be made if or to the extent that it would cause an outstanding Award to cease to be exempt from, or to fail to comply with, Section 409A of the Code.

(b)	Change in Control.

(i)
In the event of a Change in Control, the Committee may, but shall not be obligated to, (A) accelerate, vest or cause the restrictions to lapse with respect to, all or any portion of an Award, (B) cancel Awards for fair value (as determined in the sole discretion of the Committee) which, in the case of Options, may equal, but in any event shall not be less than, the excess, if any, of value of the consideration to be paid in the Change in Control transaction to holders of the same number of Shares subject to such Options (or, if no consideration is paid in any such transaction, the Fair Market Value of the Shares subject to such Options) over the aggregate exercise price of such Options or (C) provide for the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder as determined by the Committee in its sole discretion or (D) provide that for a period of at least 15 days prior to the Change in Control, Options that would not otherwise become exercisable prior to the Change in Control shall be exercisable as to all Shares subject thereto (but that any such exercise will be contingent upon and subject to the occurrence of the Change in Control, and if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, such exercise will be null and void) and that any Options not exercised prior to the consummation of the Change in Control shall terminate and be of no further force and effect as of the consummation of the Change in Control. For the avoidance of doubt, in the event of a Change in Control, the Committee may, in its sole discretion, terminate any Option for which the Option Price is equal to or exceeds the per share value of the consideration to be paid in the Change in Control transaction (or, if no consideration is paid in the Change in Control, the Fair Market Value of the Shares subject to such Options) without payment of consideration therefor.

(ii)
Notwithstanding the provisions of Section 9(b)(i), (A) in the event of a Change in Control, no payment shall be accelerated for any Award which constitutes “deferred compensation” under Section 409A of the Code unless such Change in Control is a “change in control event” as defined in Section 1.409A‑3(i)(5) of the U.S. Treasury Department Regulations and (B) to the extent that a Change in Control does constitute a “change in control event” as defined in Section 1.409A‑3(i)(5) of the U.S. Treasury Department Regulations, then, with respect to any Award which would be considered “deferred compensation” under Section 409A of the Code on the date of such Change in Control, the restrictions and other conditions applicable to any such Award shall lapse, and such Award shall become vested, payable in full and immediately settled and distributed.

10.	No Right to Service or Awards
The granting of an Award under the Plan shall impose no obligation on the Company or any Affiliate to continue the Service of a Participant and shall not lessen or affect the Company’s or Affiliate’s right to terminate the Service of such Participant. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

11.	Successors and Assigns
The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

12.	Transferability of Awards
Unless otherwise determined by the Committee, an Award shall not be transferable or assignable; provided, however, that (a) an Award may be transferred or assigned by will or by the laws of descent and distribution, and, (b) if permitted by the Committee in its sole discretion, an Award may be granted directly or transferred to the employer of a non-employee director if such non-employee director is obligated to transfer any compensation received as a non-employee director to his or her employer. An Option exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

13.	Amendments or Termination
The Board or the Committee may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made (a) without the approval of the shareholders of the Company to the extent necessary to comply with any applicable laws, regulations or rules, including the rules of a securities exchange or self-regulatory agency, including if such action would (except as is provided in Section 9(a)) increase the total number of Shares reserved for the purposes of the Plan, (b) without the consent of a Participant, if such action would diminish any of the rights of the Participant under any Award theretofore granted to such Participant under the Plan or (c) without the approval of the shareholders of the Company, subject to Section 5(b), relating to repricing of Options, to permit such repricing.

14.	Conflicts of Law
The Committee may, in its sole discretion, amend the terms of the Plan or Awards in order to comply with U.S. federal law or the rules of any securities exchange in the United States.

15.	Choice of Law
The Plan shall be governed by and construed in accordance with the laws of Bermuda, without regard to conflicts of laws principles.

16.	Arbitration
In the event of any controversy between a Participant and the Company arising out of, or relating to, the Plan or an Award granted hereunder which cannot be settled amicably by the parties, such controversy shall be finally, exclusively and conclusively settled by mandatory arbitration conducted expeditiously in accordance with the American Arbitration Association rules, by a single independent arbitrator. If the parties are unable to agree on the selection of an arbitrator, then either the Participant or the Company may petition the American Arbitration Association for the appointment of the arbitrator, which appointment shall be made within ten (10) days of the petition therefor. Either party to the dispute may institute such arbitration proceeding by giving written notice to the other party. A hearing shall be held by the arbitrator in New York, London or Bermuda as agreed by the parties (or, failing such agreement, in Bermuda) within thirty (30) days of his or her appointment. The decision of the arbitrator shall be final and binding upon the parties and shall be rendered pursuant to a written decision that contains a detailed recital of the arbitrator’s reasoning. Judgment upon the award rendered may be entered in any court having jurisdiction thereof.

17.	Section 409A Compliance
The provisions of the Plan and any Awards made herein that are intended to be “deferred compensation” subject to Section 409A of the Code are intended to comply with, and should be interpreted, administered, and construed consistent with the requirements of Section 409A of the Code, and any related regulations or other effective guidance promulgated thereunder by the U.S. Department of the Treasury or the U.S. Internal Revenue Service and all Awards made under the Plan that are intended to be exempt from Section 409A of the Code shall be interpreted, administered and construed to comply with and preserve such exemption.

18.	Miscellaneous

(a)
Rights as a Shareholder. No Participant (or other person having rights pursuant to an Award) will have any of the rights of a shareholder of the Company with respect to Shares subject to an Award until the delivery of such Shares. Except as otherwise provided in Section 9(a), no adjustments will be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, Shares, other securities or other property) for which the record date is before the date the Shares are delivered.

(b)
Data Privacy. As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this section by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering, and managing the Plan and Awards and the Participant’s participation in the Plan. In furtherance of such implementation, administration, and management, the Company and its Affiliates may hold certain personal information about a Participant, including, but not limited to, the Participant’s name, home address, telephone number, date of birth, social security or insurance number or other identification number, compensation, nationality, job title(s), information regarding any securities of the Company or any of its Affiliates, and details of all Awards (the “Data”). In addition to transferring the Data amongst themselves as necessary for the purpose of implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan, the Company and its Affiliates may each transfer the Data to any third parties assisting the Company in the implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan. Recipients of the Data may be located in the Participant’s country or elsewhere, and the Participant’s country and any given recipient’s country may have different data privacy laws and protections. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of assisting the Company in the implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as is necessary to implement, administer, and manage the Plan and Awards and the Participant’s participation in the Plan. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel the Participant’s eligibility to participate in the Plan, and in the Committee’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.

(c)
Participants Outside of the United States. The Committee may amend or modify the terms of the Plan or Awards with respect to Participants who reside or work outside the United States in order to conform such terms with the requirements of local law or tax law for a Participant and the Company. An Award may be modified under this Section 18(c) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Act for the Participant whose Award is modified. Additionally, the Committee may adopt such procedures and sub-plans as are necessary or appropriate to permit individuals eligible to participate in the Plan who are non‑U.S. nationals or who reside or work outside the United States to participate in the Plan.

(d)
No Liability of Committee Members. Neither any member of the Committee nor any of the Committee’s permitted delegates shall be liable personally by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee or for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer, or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against all costs and expenses (including counsel fees) and liabilities (including sums paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan, unless arising out of such person’s own fraud or willful misconduct; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s certificate or articles of incorporation or bylaws, each as may be amended from time to time, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

19.	Effectiveness of the Plan
The Plan shall be effective as of the Effective Date, subject to the approval of the shareholders of the Company.
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